UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2018

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Spruce Street, Quincy, IL 62301
(Address of principal executive offices, including Zip Code)

(217) 228-6011
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

INFORMATION TO BE INCLUDED IN THIS REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Titan International, Inc. (the “Company” or “Titan”) has designated David Allen Martin, age 50, as the Company’s Senior Vice President and Chief Financial Officer effective June 14, 2018. In such capacity, Mr. Martin assumed the additional role of the Company’s principal financial officer. Mr. Martin will report directly to the Company’s President and Chief Executive Officer, Paul G. Reitz.
Prior to joining Titan, Mr. Martin served from 1993 to 2018 in various roles at Aegion Corporation, a global company with over $1.3 billion in annual revenue in 2017. Aegion Corporation is listed on the Nasdaq Global Select Market and is a technology/service provider maintaining, protecting and strengthening infrastructure, primarily pipelines. Mr. Martin's roles at Aegion Corporation included serving as the company's Chief Financial Officer from 2007 to November 2017. Mr. Martin holds a B.S. in Accounting from the University of Tennessee and is a Certified Public Accountant.
There are no arrangements or understandings between Mr. Martin and any other person pursuant to which he was named as the Senior Vice President and Chief Financial Officer. There are also no family relationships between Mr. Martin and any director or executive officer of the Company and he does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with the appointment of Mr. Martin as the Company's Senior Vice President and Chief Financial Officer, Titan and Mr. Martin entered into an employment agreement, with an effective date of June 14, 2018. The agreement has a two year term and automatically renews for successive one-year renewal periods unless notice of nonrenewal is given in accordance with the provisions of the agreement. In connection with the execution of the agreement, Mr. Martin will receive 30,000 shares of restricted stock of Titan. During the term of the agreement, Mr. Martin will receive an annual base salary of $400,000, subject to adjustment in the discretion of the Board ("Base Salary"). In addition to annual base salary, Mr. Martin shall be eligible to receive a discretionary annual bonus subject to the terms of the bonus plan established by the Board (the “Annual Bonus”). As of the effective date of the agreement, Mr. Martin's target bonus opportunity was equal to 100% of Base Salary, based on the achievement of performance goals established by the Board. For the 2018 calendar year, Mr. Martin will be eligible for a prorated Annual Bonus. A copy of the employment agreement is included as Exhibit 10.
The description of the agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10 to this Form 8-K and is incorporated herein by reference.
As previously disclosed, on May 2, 2018, the Company's Board designated Amy S. Evans, the Company's Vice President and Chief Accounting Officer, as the Company's Interim Chief Financial Officer, principal financial officer and principal accounting officer. Ms. Evans will continue in her role as Vice President and Chief Accounting Officer and will continue as the Company's principal accounting officer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10	Employment Agreement dated June 14, 2018, between Titan International, Inc. and David A. Martin
99	Titan International Inc.'s press release dated June 15, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	June 15, 2018	By:	/s/ PAUL G. REITZ
Paul G. Reitz
President and Chief Executive Officer
(Principal Executive Officer)